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                                                                       Exhibit 4

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                      -----------------------------------

     THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Agreement") is entered into as of March 22, 2000 by and between VARCO INTERNATIONAL, INC., a California corporation (the "Company"), and HARRIS TRUST COMPANY OF CALIFORNIA, as Rights Agent (the "Rights Agent"), amending the Rights Agreement, dated as of November 6, 1997, between the Company and the Rights Agent (the "Rights Agreement").


                            Recitals of the Company:
                            -----------------------

     The Company has duly authorized the execution and delivery of this Amendment, and all things necessary to make this Amendment a valid agreement of the Company have been done. This Amendment is entered into pursuant to Section 27 of the Rights Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1.  Defined Terms.  Terms defined in the Rights Agreement and used herein
         -------------
shall have the meanings given to them in the Rights Agreement.

     2.  Amendments to Section 1.
         -----------------------
         (a) Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

               "Notwithstanding anything in this Agreement to the contrary, neither Tuboscope nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person solely by reason of the approval, execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the approval, execution, delivery or performance of the Vulcan Stock Option Agreement or any combination of the foregoing."

         (b)   Section 1 of the Rights Agreement is amended as follows:

                  (i) clause (r) of Section 1 is amended by deleting the words "or (iv)" of such clause and substituting in their place "(iv)" and inserting immediately after the word "hereof" in the last line thereof the following clause: "or (v) immediately prior to the Effective Time."

                  (ii) to add the following clauses at the end of Section 1:

                           "(ss)  "Effective Time" shall have the meaning
                       assigned to such term in the Merger Agreement.
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                           (tt) "Merger" shall have the meaning assigned to such
                       term in the Merger Agreement.

                           (uu) "Merger Agreement" shall mean the Agreement and
                       Plan of Merger dated as of March 22, 2000, by and between the Company and Tuboscope.

                           (vv) "Tuboscope" shall mean Tuboscope Inc., a
                       Delaware corporation.

                           (ww) "Vulcan Stock Option Agreement" shall mean the
                       Stock Option Agreement dated as of March 22, 2000, between the Company and Tuboscope, providing for the grant by the Company to Tuboscope of an option to purchase shares of the Common Stock of the Company under certain circumstances."

     3.  Amendment of Section 3(a).  Section 3(a) of the Rights Agreement is
         -------------------------
amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of the approval, execution, delivery or performance of the Merger Agreement, the consummation of the Merger or the approval, execution, delivery or performance of the Vulcan Stock Option or any combination of the foregoing."

     4.  Amendment of Section 7(a).  Section 7(a) of the Rights Agreement is
         -------------------------
amended to add the following sentence at the end thereof:

         "Notwithstanding any provision of this Agreement to the contrary, upon the Expiration Date, the Rights shall expire."

     5.  Amendment of Section 25.  Section 25 of the Rights Agreement is amended
         -----------------------
by adding the following paragraph (c) thereto:

         "(c) The Company shall use its reasonable efforts to provide notice to the Rights Agent of the consummation of the Merger as soon as practicable prior to the Effective Time."

     6.  Effectiveness.  This Amendment shall be deemed effective as of March
         -------------
22, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

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     7.  Miscellaneous.  This Amendment shall be deemed to be a contract made
         -------------
under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.



Attest:                                     VARCO INTERNATIONAL, INC.



/s/ Donald L. Stichler                      By:  /s/ George Boyadjieff
Secretary                                   President



                                            HARRIS TRUST COMPANY OF
                                            CALIFORNIA, as Rights Agent



                                            By:  /s/ Michael O. Goedecke
                                            Authorized Signature

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